As filed with the Securities and Exchange Commission on December 2, 2004
                                                      Registration No. 333-83388
================================================================================
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              RUSSIAN ATHENA, INC.
           (Name of small business issuer as specified in its charter)

                  Delaware            7389                            33-0619531
   (State or Jurisdiction of         Primary SIC Code             (IRS Employer
    incorporation or organization)                           Identification No.)

   24351 Pasto Road                                             Jehu Hand, CEO
   Dana Point, California 92629                        24351 Pasto Road Suite B
    (949) 489-2400                                  Dana Point, California 92629
(Address, including zip code, and telephone number,
including area code                                       (949) 489-2400
of Registrant's principal executive offices) (Name, address, including zip code, and telephone number, including
                                                 area code, of agent for service



         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]




                         CALCULATION OF REGISTRATION FEE

Proposed Maximum                         Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.................   13,600,000                .10          $    1,360,000      $   125.12

Total..................................   13,600,000                             $    1,360,000      $   125.12 (2)




(1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $.10 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
(2)    Paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                              RUSSIAN ATHENA, INC.
                        13,600,000 Shares of Common Stock

      The 13,600,000 shares of common stock of Russian Athena, Inc., a Delaware corporation ("Russian Athena") are offered by the selling stockholders. The expenses of the offering, estimated at $8,000, will be paid by Russian Athena. Russian Athena will not receive any proceeds from the sale of shares by the selling stockholders. There is currently no trading market for the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Purchase of these securities involves risks. See "Risk Factors" on page 3.

Initial Offering Price                            Sales Commissions                   Total to Selling Stockholders

Per share         $.10                                   (1)                            $.10

Total             $1,360,0000                            (1)                            $1,360,000



(1)Russian Athena will not receive any proceeds from this offering. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold. The sale price has been se arbitrarily by Jehu Hand, the president of Russian Athena and the principal selling shareholder. Such price bears no relationship to book value, revenues, earnings per share or other recognized criteria of value.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.












                   The date of this  prospectus  is December  __, 2004.

                               PROSPECTUS SUMMARY


      The following is only a summary of the information, financial statements and the notes included in this prospectus.

Russian Athena

      Russian Athena is engaged in the business of operating an international marriage agency in Russia. We have opened one office in Sochi, Russia and but we intend to open up to 50 offices at the rate of 6-20 offices per year. The first office in Sochi, Russia will serve as the administrative headquarters.

      Management currently operates an international marriage agency in Ukraine, Athena Marriage Agency, which business is not operated by Russian Athena. Russian Athena and Athena operate separately and independently although they might jointly advertise for customers and their internet websites are linked.

      Russian Athena does not intend to acquire any other business, including Athena. Russian Athena is in the development stage and had its first sales in the quarter ended September 30, 2004.

The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

Securities Offered:..............................      13,600,000 shares of common stock.

Initial Offering Price...........................       $.10 per share.

Offering Period:Until [12 months from effective date]

    Risk Factors.................................      The securities offered hereby involve a high degree of
                                                        risk and immediate substantial dilution and should not be
                                                        purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding(1) Before Offering:.....       13,600,000(1) shares

Common Stock Outstanding After Offering:.........       13,600,000(1) shares

(1)      Based on shares outstanding as of September 30, 2004.

         The corporate offices of Russian Athena are located at 24351 Pasto Road, Suite B, Dana Point, California 92629, and its telephone number is (949) 489-2400.

Selected Financial Data

         The following selected financial data is a summary of the audited and unaudited financial statements of Russian Athena for the periods presented.

                          Three Months                                                                   Inception
                              Ended                                                                    (4/21/94) to
                          September 30,                      Year Ended June 30,                       September 30,
                                        -------------------------------------------------------------
                              2004         2004         2003        2002         2001         2000         2004
Statement of Operations Data
Sales                      $        57  $        0  $         0  $         0  $         0 $         0  $        57
General and Administrative
  Expense                   $  11,247    $  11,671   $  11,632    $   2,524    $     947   $   1,134    $  56,272
Net Loss                     (11,943)     (11,897)    (11,632)     (17,524)          947     (1,134)     (58,697)

Net Loss Per Share          $  (0.01)    $   (.01)   $   (.01)    $     Nil    $     Nil   $     Nil    $   (.01)



                          Three Months
                              Ended
                          September 30,                      Year Ended June 30,
                                        ----------------------------------------
                              2004         2004         2003        2002         2001         2000
Balance Sheet Data

Total Assets                $  34,306    $  41,581   $     215    $     215    $      --   $      --
Current Liabilities            76,988       72,320      17,633        5,921        3,182       2,235
Shareholders Equity (Deficit)            (42,682)    (30,739)     (17,338)     (5,706)     (3,182)      (2,235)

Risk Factors

         The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus.

                                  RISK FACTORS

         The shares are a speculative investment and very risky. You should especially consider the following risk factors.

We will require more capital to open all the offices we plan, and your investment will be diluted.

         Russian Athena has cash on hand and marketable securities of $30,915 as of September 30, 2004. Management estimates that this amount is sufficient to open 5 offices, but that approximately $6,500 will be needed to open each of the additional projected 44 offices ($286,000). We don't expect that cash from operations will generate this amount, so we plan to sell additional equity to obtain financing. Investors' interest in Russian Athena will be diluted by any sales of equity. We can't predict at what price such sales of equity may occur.

Proposed legislation may affect our business

         Legislation has been proposed in the U.S. Congress to require all international agencies such as Russian Athena to require male clients to supply criminal and marital history prior to obtaining contract information of our female customers. Management believes such legislation, if adopted, will be unduly burdensome and will significantly reduce the number of potential clients.

We do business in Russia where business is more difficult than in the west.

        Our primary business operations are in Russia. Business operations in Russia is subject to a higher level of risk. In its on-going transition from a centrally-controlled economy under communist rule, these countries in general have experienced dramatic political, social and economic upheaval. There is a risk that further reforms necessary to complete this transition will not occur. In August 1998, the economy of the NIS entered a period of even greater economic instability which has continued since that time. There is continued volatility in the debt and equity markets, and hyperinflation may resume. Confidence in the banking sector has yet to be restored, and there continues to be a general lack of liquidity in the economy. In addition, Russian Athena may be harmed by regulatory, political and legal developments beyond the control of companies operating in these countried, including:
    o  diplomatic developments,
    o  decisions of international lending organizations,
    o  regional tensions,
    o  currency repatriation restrictions,
    o  foreign exchange fluctuations,
    o an undeveloped system of commercial laws, and a relatively untested judicial system,
    o an evolving taxation system subject to constant changes which may be applied retroactively and subject to varying interpretations by tax authorities which may not coincide with that of management and can result in assessments of additional taxes, penalties and interest, which can be significant, and

    o other legal developments and, in particular, the risks of expropriation, nationalization and confiscation of assets and changes in legislation relating to foreign ownership.

         Given the recent economic turmoil in these countries, there is a risk that financing will not be available on acceptable terms for Russian Athena. Failure to obtain sufficient capital for our business would force us to curtail or delay implementation of our business plan.

Our auditors have rendered a going concern emphasis opinion on our financial statements.

         Our auditors have expressed concern as to our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

         Russian Athena's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board. The OTC Bulletin Board may not approve our listing. Consequently, the liquidity of Russian Athena's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Russian Athena, and lower prices for Russian Athena's securities than might otherwise be attained.

         In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for purchasers in this offering to resell their shares.

                             ADDITIONAL INFORMATION

         Russian Athena has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Russian Athena and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Russian Athena will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. This request should be directed to Russian Athena at 24351 Pasto Road, Suite B, Dana Point, California 92629, telephone (949) 489-2400.

         Russian Athena is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington ,D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Russian Athena intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Russian Athena may determine.

                                 DIVIDEND POLICY

         Russian Athena has not paid any dividends on its common stock. Russian Athena currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                           MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of June 30, 2004, there were approximately 160 record holders of common stock.

         There are no warrants or options outstanding and no registration rights have been granted. As of the date of this prospectus 13,600,000 shares are outstanding, all of which have been registered for resale via this prospectus. Russian Athena understands it is the position of the SEC's Office of Small Business that the outstanding shares of a blank check company are not entitled to rely upon the safe harbor provisions of Rule 144 in making any resales of securities. Although management does not believe that Russian Athena is a blank check company. We have registered all outstanding shares for sale and will not rely on Rule 144 in the sales registered in this prospectus.

                                PLAN OF OPERATION

         We have received revenues from operations only in September 2004. We opened our first office in Sochi, Russia in July 2004 and commenced receiving revenues in September 2004. The Sochi office is also our administrative headquarters, where payment, bookkeeping and programming are centralized. The opening costs for Sochi were $12,217 including advance rent and other lease acquisition costs, computer equipment, furniture and fixtures, and local advertising. Sochi has an office manager and a translator on staff, for total salaries of $1,350 per month. Rent and other expenses is an additional $1,350 per month, resulting in total overhead of $2,700 for this office.

         It is management's experience with another marriage agency it operates that office revenues are dependent on the number of ladies registered with each office as potential brides, and ranges from $3 to $4 per month per lady. Therefore a base of 770 ladies will be necessary to obtain break even for Sochi.

         Our experience is that this level of ladies will require about $2,000 in advertising. Additional offices will only require a manager and translator, with total monthly salary and office costs of $800, with 300 ladies needed for break even and opening costs of $6,500 per office after the initial office is opened in Sochi. We have hired an in-country manager at a salary of $1,000 per month to open the offices and supervise them. As of the date of this prospectus, no other employees have been hired.

         Based on management's experience in operating a marriage agency in Ukraine, we expect that through June 30, 2005 we can open a total of 6 offices (Sochi plus five additional offices) for $45,000 total budget. We have identified 50 cities in Russia where we intend to open offices. Opening a total of 50 offices will require approximately $328,000 in capital, including internally generated funds, and we believe will result in revenues of $100,000 per month. We also estimate that other annual general and administrative costs related to being public will be $22,000.

         Russian Athena has funds on hand for operations and expansion through June 30, 2005. After June 30, 2005, we believe that internally generated funds or additional equity investments totaling $300,000 will be necessary to complete expansion. If we received all the funding, we can open four offices per month commencing on April 1, 2006. If we do not receive all the outside funding we need, we will be limited to using internally generated funds and will require up to several years to open all our offices.

         We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. It's likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained.

         Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         Since we have not yet generated any revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors.
Management  believes  that  it will be able to  raise  the  required  funds  for operations from one or more future offerings, and to be able to effect our business plan. However, Management believes that Russian Athena's ability to raise significant amounts of financing, including the additional $300,000 required as set forth above, will be dependent on obtaining an initial contract, and other risks inherent in the business as discussed under the caption "Risk Factors" may affect the outcome of Management's plans.

                                    BUSINESS

General

         On November 18, 2001, Russian Athena, Inc. formerly known as Marin Technologies, Inc., a publicly reporting corporation formed in April 1994 solely to seek for and make an acquisition, acquired rights to certain satellite technology for exploitation in Eastern Europe and changed its name to Myercom, Inc. Russian Athena was unable to find practicable market to this technology and abandoned this business. Subsequently, management began to explore the possibility of opening a marriage agency in Eastern Europe. The Company's name was changed to "Russian Athena, Inc." to reflect the new business. We operate in Russia under our wholly owned Russian subsidiary, "Ruskaya Afina" which means (Russian Athena).

The "Mail Order Bride" Industry

         The term "Mail Order Bride" is a misnomer. No one to our knowledge in modern times has merely ordered himself a bride via the internet or catalog. The modern foreign bride industry is a product of the internet facilitating international communication. Russian Athena is part of the internet dating phenomenon. Our male customers generally are from the United States, Canada, Western Europe, Australia and New Zealand. In this prospectus we refer to these men as "Western" men eventhough not all are from the West. Most women who seek for international grooms are from Asia, Latin America or Eastern Europe. Our agency operates in the Russian Federation, which is the principal country for the Eastern Europe women seeking marriage to foreigners. Russia has population of approximately 135 million people.

         There have been many reasons advanced for the desire of the Russian woman to seek a husband abroad. Better economic conditions and the perceived better ability and predisposition of a western man to sustain a marriage and raise a family are often given as reasons by the women themselves. Western men who seek for brides in Eastern Europe do so for a variety of reasons, including beauty, higher educational standards, and the perceived higher interest of such women in family life. The popularity of internet dating attests to the fact that, in any population, there will always be a certain percentage of persons who for whatever reason believe they cannot find their soul mate where they live or through conventional channels.

Services Offered

         Revenues in the industry primarily consist of address sales, fees for introductions, tours, including lodging and travel assistance, email forwarding and translating (to and from Russian to Western languages), and flower and gift delivery. Russian Athena will not offer traditional tours, where a small number of men meet hundreds of women in a group setting. Instead, we will sell contact information (postal address and, if the lady consents, telephone and email addresses) and offer men the opportunity to use our email forwarding and translation service. Postal mail to and from Russian is slow, requiring two to four weeks each way for delivery. Most of our ladies will not speak English or other Western European languages, so the letters will be translated between Russian and the man's native language.

         The software which we utilize is designed so that a man writes his letter to the lady online. The letter is forwarded by email to the office where the lady lives, and is translated by the local staff into Russian. The lady is contacted by telephone and the letter is usually hand delivered the same day, or she comes to the office to receive it. If she wishes to correspond, the lady writes a reply and gives it to our staff either by mail or personal visit to the local office, where it is translated and emailed to her correspondent. In some cities we may mail the letter to the lady instead of hand delivery, depending on the size of the city and the efficiency of public transportation.

         If the man decides to visit one of our office locations to meet the lady in person, we can arrange a visa invitation and accommodations in a rented apartment. We will rent apartments for our clients from non-affiliated persons. Our agency also can supply interpreter service, airport pick-up and drop-off and other travel support. All services will be paid by credit card on our secure site. Ladies pay nothing for our services.

Marketing and Service Standards

         We have entered into a contract with World Digital Network, which markets for a network of agencies similar to our own known as the Angelika network. We will market our services through the internet at our proposed website, RussianAthena.com. We will also link to RussianAthena.com at an agency website, athenaagency.com, operated by our management in Ukraine. In addition, more than 20 Angelika network sites such as angelika.net, bluesapphires.net and onetruelove.net market our ladies. As a result of the Angelika network, we can receive revenue immediately upon posting the profiles of our first ladies in the cities we open.

         Our contract with WDN requires us to adhere to certain standards of service. All ladies must personally sign up for our service and submit proof of identity and marital status. (Russian passports contain up-to-date civil status information.) Married women are not allowed to join. We do not provide services to married men when we can ascertain their marital status. Original signed correspondence from each lady must be maintained on file for two years to prove the lady herself wrote the letters, and scanned copy of this correspondence is sent to the male client together with the translation. Ladies who move away or who fail to maintain interest in looking for a spouse abroad are removed from the website. Two employees of WDN devote full time to auditing compliance with these and other standards of conduct.

         Financial requests by lady clients or meretricious solicitations by our male clients is forbidden and result in the denial of service. We are a marriage agency and any conduct not in keeping with that premise is not tolerated.

Intellectual Property

         The software on which our website is based is used under a license from WDN. WDN holds a copyright on all data relating to our ladies, pursuant to its contract. Our website - specific features are copyrighted by us.

         From time to time unauthorized persons can and will misappropriate data, including photographs of our ladies from our website, in order to sell their contact information on competing websites. Copyright protection is not effectively enforceable against such persons in Russia who infringe. Our strategy for combating such fraud is to expose it on the internet community in the various interest group lists catering to men seeking a foreign bride. The oldest and best known of such list is the RWL, located at Maelstrom.stjohns.edu, but the Russian women guide at rwguide.com and the Russian woman list on yahoogroups.com also have many subscribers.

Competition

         There are hundreds of marriage agencies specializing in Eastern European women. The largest are Anastasia, A Foreign Affair, European Connections, and the Angelika network of agencies of which we are a member. We will also compete to some extent with Athena, which is controlled by our president but only operates in Ukraine and not Russia. We believe our principal competitive advantage over the three non Angelika competitors is quality of service, the fact that our ladies are verified current and actively looking for a spouse, and the reputation for integrity which we believe attaches to members of the Angelika network.

Government Regulation

         Washington State law requires that international marriage agencies obtain marital and criminal history from Washington residents prior to releasing ladies' contact information to male customers. The lady is then to be provided with this information so she can decide whether to correspond with or meet the man. We intend to comply with this law. A bill has been introduced in Congress which seeks to implement the same requirements throughout the United States. If implemented, this law will likely reduce our revenues because there is no standardized readily determinable procedure whereby our U.S. male clients can obtain official information in the 50 states regarding their marital and criminal history, and because compliance with stifle impulse sales.

Athena Ukraine

         Our president, Jehu Hand, controls Athena Marriage Agency and its Ukrainian subsidiary, Afina International. Athena operates seven offices in Ukraine, separately from Russian Athena. Mr. Hand intends to link the website for Russian Athena and Athena and to market them jointly to male customers. It is not expected that Athena (Ukraine) will provide any administrative support services (such as bookkeeping and programming services) to Russian Athena, but if such services are provided it will be at the same rates that Athena charges to perform such services to other members of the Angelika network. Mr. Hand is not involved in the day to day Russian or Ukrainian operations of either company, but concentrates his efforts on marketing to male customers. He does not believe he will be subject to any conflict of interest between the two companies although they to some extent are competitors. Any marketing expenses incurred in support of both companies will be allocated based on the relative number of active female customers on each website. As of September 30, 2004, Athena had approximately 3,500 active ladies and Russian Athena had 90.

Employees; Facilities

         We have no employees other than our one officer, who devotes 5 hours a week to Russian Athena, and one in-country supervisor, who works full time, and two full time Russian employees. We plan to seek two full time employees in each branch office. We currently share about 200 square feet of office space provided by our president and Athena in Dana Point, California, and intend to locate office space in each of our locations in the near future. We don't believe we will have great difficulty in locating such facilities. We think the existing office space provided by our president will be adequate for the next year. It is located within driving distance of Los Angeles and has a full complement of photocopy and telecommunications services. We also rent office space in Sochi Russia for $550 per month on a month to month basis.

Legal Proceedings.

         Russian Athena is not a party to any pending legal proceeding.

                                   MANAGEMENT

Directors and Executive Officers

         The member of the Board of Directors of Russian Athena serves until the next annual meeting of stockholders, or until his successors have been elected. The officer serves at the pleasure of the Board of Directors. The following is the director and executive officer of Russian Athena.

         Jehu Hand    48      Chief Executive and Financial Officer and Director

         Jehu Hand has been President, Chief Financial Officer and Secretary of Russian Athena since its inception. Mr. Hand has been engaged in corporate and securities law practice and has been a partner of the law firm of Hand & Hand, a law corporation from 1994 to 1999, and of Hand & Hand, a professional corporation, from June 2002 to the present. He is licensed with the California State Bar. He has traveled to Russia and Ukraine many times, and currently travels there once each month for the business of Athena and Russian Athena. Hand & Hand was a sole proprietorship until it incorporated as a law corporation in May 1994. From January 1992 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Biolase Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment. He was a director of Biolase from February 1992 to February 1993. From January to October, 1992 Mr. Hand was Of Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard. From January 1991 to January 1992 he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation. From January to December 1990 he was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989. From 1984 to June 1986 Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio. Jehu Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. He is a licensed real estate broker and is active as a registered principal (Series 7, 24 and 63) of SoCal Securities, a broker-dealer and member of the National Association of Securities Dealers, Inc. SoCal Securities will not participate in the offering and does not make any market in securities. He also was a director and president of Albion Aviation, Inc. from 2000 to March 2003. He currently devotes 5 hours per week to Russian Athena. He is also Chief Financial Officer and a director of California Service Stations, Inc.

Executive Compensation

         The following table sets forth the cash and all other compensation of Russian Athena's executive officers and directors during each of the last three fiscal years. The remuneration described in the table includes the cost to Russian Athena of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Russian Athena's business. The executive officer named below did not receive any manner of compensation in the years set forth below.

         The officer devotes most of his time to other employment and serves without compensation. Upon receipt of at least $100,000 in annual revenues, Mr. Hand will receive a monthly salary equal to 1% of annual sales, all or part of which may be accrued and unpaid if cash is not available.

                           Summary Compensation Table


                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION



    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              RestrictedSecurities           LTIP
Compensation
                                                                              Stock   Underlying Payouts ($)
                                                                              Awards ($)Options SARs(#)



 Jehu Hand                 2004          $0          0             0              0        0           0          0
 President                 2003           0          0             0              0        0           0
                           2002           0          0             0              0        0           0          0






         The Company, by resolution of its Board of Directors and stockholders, adopted a 1994 Stock Option Plan (the "Plan") on April 20, 1994. The Plan enables the Company to offer an incentive based compensation system to employees, officers and directors and to employees of companies who do business with the Company.

         In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees of the Company and its subsidiaries or employees of companies with which the Company does business become participants in the Plan upon receiving grants in the form of stock options or restricted stock. A total of 2,000,000 shares are authorized for issuance under the Plan, of which no shares are issuable. The Company does not intend to grant options until such time as a merger or acquisition has been consummated. The Company may increase the number of shares authorized for issuance under the Plan or may make other material modifications to the Plan without shareholder approval. However, no amendment may change the existing rights of any option holder.

         Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan. However, shares with respect to which a stock appreciation right has been exercised may not again be made subject to an award.

         Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

         Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of the Company's Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof. Incentive stock options may only be issued to directors, officers and employees of the Company.

         Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of the Company's common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock the Company equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

         Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options. A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of the fair market value of the stock at the time of exercise over the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Committee not to exceed ten years after the date of grant or three years after death or disability, whichever is later. Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest. If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by Russian Athena to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Russian Athena's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, Russian Athena believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                           Percentage               Percentage
    Name and Address                           Common Stock              Before Offering          After Offering

Jehu Hand(1)                                    10,200,000                     75%                      --
24351 Pasto Road, Suite B
Dana Point, California 92629

Kimberly Peterson                                1,276,360                    9.4%                      --
24 Calle De La Luna
San Clemente, California 92673

All officers and directors
  as a group (1 person)                         10,200,000                     75%                      --

(1) Includes 9,520,000 shares held by a family limited partnership of which Mr. Hand controls, as well as 680,000 shares held by an irrevocable trust for the benefit of his children. Mr. Hand disclaims beneficial ownership of such shares.


                              SELLING STOCKHOLDERS

    The shares of common stock of Russian Athena offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering. The relationship, if any, between Russian Athena and any Selling Stockholder is set forth below.

                                                         Shares Beneficially                    Percentage
                                                                Owned                          Total Shares
       Name and Address                                   and Being Offered                   After Offering

Jehu Hand                                                              9,520,000                      __
(held in the name of Ecco Petroleum Family Limited Partnership)
24351 Pasto Road, #B
Dana Point, California 92629
(president of Russian Athena)

Joel Hand, Trustee of the
Gulbrit Hammerson Trust                                                  680,000                       *
UDT 9/3/95
1150 Silverado
La Jolla, California 92038
(trust for benefit of
children of Jehu Hand)

                                             11

Kimberly Peterson                                                      1,276,360                       *
24 Calle De La Luna
San Clemente, California 92673

Societe Financiere du Seujet, S.A.(1)                                    680,000                       *
14 Quai du Seujet
Geneva, Switzerland CH-1201

Coolserve Corporation                                                    680,000                       *
Logisky Tract 9-37
Minsk, Belarus

Kristen Roberts                                                          680,000                       *
15871 Caltech Circle
Westminster, California 92683

Lewis V. Sykes                                                             8,500                       *
24351 Pasto Road, #B
Dana Point, CA 92629

Iwona Alami                                                                  340                       *
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                            340                       *
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                   340                       *
13213 Ballestros
Chino, CA  91710

Sayoko Tanaka                                                                340                       *
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(2)                                                             340                       *
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(2)                                                            340                       *
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(2)                                                           340                       *
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                680                       *
2150 N. Tenaya Way
Bldg. 21
No. 1175
L.V., NV  89128

                                                  12

Shaun P. Mackin                                                              340                       *
1786 Harmony Way
Pitsburg, CA  94565

Angela Sykes                                                               8,500                       *
24351 Pasto Road, #B
Dana Point, CA 92629

Vernon R. Gilbert                                                            340                       *
12131 Martha Ann Dr.
Los Alamitos, CA  90720

Richard B. Dunbar                                                          1,700                       *
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                               340                       *
1408 Posada
Newport Beach, CA 92660

Barbara A. Royall                                                            340                       *
103 Greenfield Ave.
San Rafael, CA  94901

Jody Roberts                                                               8,500                       *
6212 Pickett Avenue
Garden Grove, CA 92845

Jeffery A. Czerwinski                                                      1,020                       *
304 1/2 B. Main St.
Balboa, CA  92624

Doug Sillasen                                                              8,500                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Debra Sillasen                                                             8,500                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Janae Sykes                                                                1,700                       *
(Lewis V. Sykes, Custodian)
24351 Pasto Road, #B
Dana Point, CA 92629

Craig Kennedy                                                                340                       *
831 Via Casitas
Greenbrae, CA  94904

Marvin Anderson                                                              340                       *
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                            340                       *
1425 Pebble Beach Road
Mitchell, SD  57301

                                                  13

Nanette J. Peschong                                                          340                       *
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                340                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                               340                       *
13213 Ballestros
Chino, CA  91710

Denise Graham                                                                340                       *
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                      340                       *
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                340                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Audrey Gunsten                                                               340                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                              340                       *
24 Calle De La Luna
San Clemente, CA 92673

Mary K. Peterson                                                             340                       *
24 Calle De La Luna
San Clemente, CA 92673

Kimberly Roberts                                                             340                       *
24 Calle De La Luna
San Clemente, CA 92673

Randall Peterson                                                             340                       *
24 Calle De La Luna
San Clemente, CA 92673

Taylor Peterson                                                              340                       *
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Debi K. P. Brandt                                                            340                       *
24 Calle De La Luna
San Clemente, CA 92673

Kevin Brandt                                                                 340                       *
24 Calle De La Luna
San Clemente, CA 92673


                                                  14

Terance Brandt                                                               340                       *
24 Calle De La Luna
San Clemente, CA 92673

Connor Brandt                                                                340                       *
24 Calle De La Luna
San Clemente, CA 92673

Kimber Brandt                                                                340                       *
24 Calle De La Luna
San Clemente, CA 92673

Kenna Brandt                                                                 340                       *
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kellyn Brandt                                                                340                       *
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kira Brandt                                                                  340                       *
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Brian James Paterson                                                         340                       *
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                              340                       *
24351 Pasto Road #B
Dana Point, CA 92629

Keirstin Paterson                                                            340                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                               340                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Taylor Peterson                                                            1,700                       *
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Richard K. Solosky                                                           340                       *
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                      340                       *
15871 Caltech Cir.
Westminster, CA  92683


                                                  15

Scott R. Roberts                                                             340                       *
6212 Pickett Avenue
Garden Grove, CA  92845

Kristen J. Roberts                                                           340                       *
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                             340                       *
15871 Caltech Cir.
Westminster, CA  92683

Delone H. Peterson                                                           340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Delone Peterson                                                              340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                 340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                               340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                340                       *
8392 Carnegie Avenue
Westminster, CA  92683

Mark Spragg                                                                  680                       *
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Peterson                                                              340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

M.D. Peterson                                                                340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

J.H. Peterson                                                                340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Hadley                                                                340                       *
6447 Evening Star Circle
Huntington Beach, CA  92648


                                                  16

Roy Harward                                                                  340                       *
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                 340                       *
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                           340                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                 340                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                            680                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                             340                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Lunetta J. Peterson                                                          680                       *
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                            340                       *
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                             680                       *
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                              680                       *
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                       680                       *
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                   680                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Matthew Bever                                                                680                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                680                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948


                                                  18

Richard M. Cobabe                                                            340                       *
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                          340                       *
17 Weeping Wood
Irvine, CA 92714

Richard L. Cobabe, Jr.                                                       340                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                            340                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                             340                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kenneth J. Cobabe                                                            340                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                          340                       *
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                            340                       *
22001 Oak Grove
Mission Viejo, CA  92692

Paul Thomas                                                                  340                       *
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                             680                       *
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                       340                       *
6447 Evening Star Circle
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                     340                       *
6447 Evening Star Circle
Huntington Beach, CA 92648

R. Christopher Rhody                                                         340                       *
24351 Pasto Road, #B
Dana Point, CA  92629


                                                       18

William P. Hunt                                                              340                       *
24351 Pasto Road, #B
Dana Point, CA  92629

Dana S. Thomsen                                                              680                       *
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265

Lori E. Jarvis                                                               340                       *
26 Deerfield
Irvine, CA  92714

Joel E. Hand                                                                 340                       *
3930 Montefrio Court
San Diego, CA 92130

Kristen Hand                                                                 340                       *
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand                                                     340                       *
3930 Montefrio Court
San Diego, CA 92130

Kellie Hand                                                                  340                       *
2365 South East Regner
Gresham, Oregon 97080


         TOTAL                                                      13,600,000                              100%

* Less than 1%
(1)      This corporation is controlled by Riccardo Mortara.
(2)      Coolserve Corporation is controlled by Alexader Sosnovsky.
(3)      Ten Foot line is owned by Michael Rovere, who is the husband of Diane
           Biagianti

                                               PLAN OF DISTRIBUTION

         Russian Athena intends to apply to have its shares of common stock registered on the OTC Bulletin Board. Russian Athena anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. Selling Stockholders will sell their shares at $.10 per share until such time as a trading market exists, at which time the sales price will be determined by the market conditions. Selling stockholders may also sell in private transactions. Russian Athena cannot predict the price at which shares may be sold on any public market or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Russian Athena does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

         Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

         Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Russian Athena common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Russian Athena common stock.

         A selling stockholder, Jehu Hand, is a principal of SoCal Securities, an NASD broker dealer. SoCal does not make markets in any securities and will not participate in this offering. SoCal Securities has not reviewed the contents of this prospectus.

         Russian Athena will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000, all of which will be paid by Russian Athena and none by the selling shareholders. Russian Athena will use its best efforts to update the registration statement and maintain its effectiveness for one year.

                              CERTAIN TRANSACTIONS

         On November 18, 2001, Russian Athena, Inc., a Delaware corporation formerly known as Marin Technologies, Inc. ("Russian Athena") acquired certain technology from eSat, Inc., as embodied in a patent application filed with the U.S. Patent Office, via Russian Athena's president, Mr. Jehu Hand, who acquired this technology from eSat in payment of legal services valued at $180,000. Russian Athena had valued these rights at $15,000, based on an estimate of the costs of preparing and filing the patent with the US Patent and Trademark Office and the international filing. Russian Athena understands that eSat, Inc. had internal costs to develop the patent, but has been unable to obtain documentation regarding such costs. Mr. Hand contributed the rights to the technology to Russian Athena as a contribution to capital; he received no additional consideration or shares of common stock for this transfer. Prior to this transfer, Russian Athena and eSat had no other affiliation or relationship. In October 2002 Russian Athena transferred the patent rights to Skyframes, Inc., a company of which Mr. Hand was president of until December 2002. Russian Athena retained the perpetual, royalty free rights to Russia and the former soviet republics and satellites. In exchange Skyframes issued to Russian Athena a $15,000 promissory note due on demand and bearing 5% interest. Russian Athena has decided not to pursue this technology and has written off the note payable from Skyframes.

         Mr. Hand has advanced certain expenses on behalf of Russian Athena. Such amounts totalled $20,533, $16,386, $4,872 and $3,074, respectively, at June 30, 2004, June 30, 2003, June 30, 2002 and June 30, 2001 and are non-interest bearing. A private investment fund controlled by Mr. Hand, Arrakis Select., loaned $50,000 to Russian Athena on March 31, 2004. The note is unsecured and bears interest at 8%, and is due and payable on July 1, 2005. It is convertible into 500,000 shares of common stock at maturity.

                            DESCRIPTION OF SECURITIES

Common Stock

         Russian Athena's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 13,600,000 shares were outstanding as of September 30, 2004. Shareholders have approved an increase up to 200,000,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Russian Athena, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase Russian Athena's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

         Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

         Russian Athena's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

         Russian Athena's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Russian Athena considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Russian Athena's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Russian Athena's common stock or any other series of preferred stock which Russian Athena may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

         The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Russian Athena.

         Russian Athena intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the Shares offered hereby will be passed upon for Russian Athena by Hand & Hand, a professional corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand and Russian Athena's president, beneficially owns 10,200,000 shares of common stock.

                                     EXPERTS

         The audited financial statements of Russian Athena, Inc. included in this Prospectus as of June 30, 2004 and 2003 have been audited by Mantyla McReynolds, P.C., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Russian Athena has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under Russian Athena's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Russian Athena or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Russian Athena or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Russian Athena or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Russian Athena where indemnification will be required or permitted. Russian Athena is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Russian Athena pursuant to the foregoing provisions, or otherwise, Russian Athena has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Russian Athena of expenses incurred or paid by a director, officer or controlling person of Russian Athena in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Russian Athena will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Russian Athena, Inc.'s former independent accountant Pritchett, Siler & Hardy, P.C. ("PSH") resigned from that capacity on June 8, 2004. The report by PSH on the financial statements of Russian Athena, Inc. dated October 31, 2001, including balance sheets as of June 30, 2001 and the statements of operations, cash flows and statement of stockholders' equity for the year ended June 30, 2001 and the period inception (April 20, 1994) to June 30, 2001 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On June 8, 2004 Russian Athena, Inc. engaged Mantyla McReynolds, P.C. ("MM") as its new independent accountants. Prior to the engagement of MM, Russian Athena, Inc. did not consult with MM on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on Russian Athena, Inc.'s or Russian Athena, Inc.'s financial statements. PSH was provided by the disclosure set forth above and provided Russian Athena, Inc. with a letter to the effect that it did not disagree with the above statements as far as they related to PSH. A copy of PSH's letter was filed as an exhibit to Russian Athena's Current Report dated June 8, 2004.




                                            FINANCIAL STATEMENTS INDEX

Report of Independent Registered Public Accounting Firm                                                        1

Balance Sheet - June 30, 2004                                                                                  2

Statements of Operations for the years ended June 30, 2004 and 2003 and for the
period from Inception [April 20, 1994] through June 30, 2004                                                   3

Statement of Stockholders' Equity for the period from Inception [April 20,
1994] through June 30, 2004                                                                                    4

Statements of  Cash Flows for the years ended June 30, 2004 and June 30,  2003
and for the period from Inception [April 20, 1994] through June 30, 2004                                       5

Notes to Financial Statements                                                                               6-11

Balance Sheet - September 30, 2004 (unaudited)                                                                12

Statements of Operations for the three months ended September 30, 2004 and 2003 and for the
period from Inception [April 20, 1994] through September 30, 2004 (unaudited)                                 13

Statements of Cash Flows for the three months ended September 30, 2004 and 2003
and for the period from Inception [April 20, 1994] through September 30, 2004 (unaudited)                     14

Notes to Interim Financial Statements                                                                      15-21


                        Report of Independent Registered Public Accounting Firm



The Board of Directors and Shareholders
Russian Athena, Inc.

We have audited the accompanying balance sheet of Russian Athena, Inc., as of June 30, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2004 and 2003, and for the period from Inception [April 20, 1994] through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Russian Athena, Inc., as of June 30, 2004, and the results of operations and cash flows for the years ended June 30, 2004 and 2003, and for the period from Inception [April 20, 1994] through June 30, 2004, in conformity with accounting principles generally accepted in the United States of America. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note D to the financial statements, the Company has accumulated losses since inception and has not had significant operations since Inception. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note D. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ MANTYLA McREYNOLDS
MANTYLA McREYNOLDS
Salt Lake City, Utah
September 15, 2004




                                               RUSSIAN ATHENA, INC.
                               (fka MYERCOM, INC.)
                          (A Development Stage Company)
                                  Balance Sheet
                                  June 30, 2004
                                                            ASSETS



CURRENT ASSETS
     Cash and Cash Equivalents                                                $          8,365
      Deposit                                                                              250
     Marketable Securities [Note F]                                                     32,966

     Total Current Assets                                                     $         41,581

Property and equipment, net                                                                 --

     TOTAL ASSETS                                                             $         41,581
                                                                              ================

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                         $            787
     Accrued Interest [Note E]                                                           1,000
     Shareholder loan [Note E]                                                          20,533
     Note Payable [Note E]                                                              50,000
                                                                              ----------------

     Total Current Liabilities                                                          72,320

STOCKHOLDERS' EQUITY
     Preferred Stock, $0.001 par value; 1,000,000 shares
       authorized; no shares issued and outstanding                           $             --

     Common Stock, $0.001 par value; 200,000,000 shares
       authorized; 13,600,000 shares issued and outstanding                             13,600

Additional paid in capital                                                               2,415
Deficit accumulated during the development stage                                      (45,251)
Accumulated unrealized gains (losses)                                                  (1,503)

Total Stockholders' Equity                                                            (30,739)

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         41,581






                                  See accompanying notes to financial statements


                                               RUSSIAN ATHENA, INC.
                                                      (fka Myercom, Inc.
                          (A Development Stage Company)

                                                   STATEMENTS OF OPERATIONS
             For the years ended June 30, 2004 and 2003, and for the
                                 Period from Inception (April 20, 1994) through June 30, 2004


                                                                                                      CUMULATIVE
                                                                                                   FROM INCEPTION
                                                                                                  (April 20, 1994)
                                                                                                      To
                                                        2004             2003                    June 30, 2004
                                                        ----             ----                    -------------

REVENUES                                    $             --       $             --           $            --

General and Administrative                            11,671            11,632                         45,024
                                            ----------------       ------------                  ------------

Net Income (Loss) from operations                   (11,671)           (11,632)                       (45,024)

Other Income (Expenses)
  Interest Income                                         4                 --                              4
  Interest Expense                                   (1,000)                --
(1,000)
  Dividend Income                                       770                 --                            770

Total Other Income (Expense)                           (226)                --                           (226)
                                            ----------------       -------------                   ----------


Net Income (Loss) Before Taxes                      (11,897)            (11,632)                    (45,250)

Provision for Income Taxes                              --                   --                          --
                                               -------------       ------------                   -----------


Net Income                                          (11,897)            (11,632)                    (45,250)
                                            ================       ============              ===============

Other Comprehensive Income (Loss)
Unrealized Gain (Loss) on Securities [Note F]        (1,503)                 --                      (1,503)
                                             ---------------      --------------             ---------------

Total Comprehensive Income                          (13,401)               (11,632)                  (46,754)
                                            ================       ================           ===============

Income (Loss) Per Share                     $         (0.01)       $         (0.01)           $        (0.01)
                                            ================       ================           ===============

Weighted Average Shares                           13,600,000             13,600,000                13,600,000
                                            ----------------       ----------------           ---------------










                                  See accompanying Notes to Financial Statements

                                                  RUSSIAN ATHENA, INC.
                                                (fka Myercom, Inc.)
                                           [A Development Stage Company]
                                      Statement of Stockholders' Equity/(Deficit)
                         For the Period from Inception (April 20, 1994) through June 30, 2004
                                                                                                                   Total
                         Preferred                                           Additional                        Stockholders'
                          Shares      Preferred     Common        Common       Paid-in     Accum.   Unrealized    Equity/
                          Issued        Stock    Shares Issued     Stock       Capital     Deficit     Loss      (Deficit)
BALANCE, April 20, 1994        -     $      -      $       -    $      -      $      -   $       -   $      -   $       -
Issuance of 13,600,000 shares
  of common stock for cash of
  $1,015, or $.00007 per share,
  April 20, 1994               -            -      13,600,000     13,600      (12,585)           -          -       1,015

Net loss for the period
 ended June 30, 1994           -            -              -           -             -        (42)          -        (42)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 1994         -            -      13,600,000     13,600      (12,585)        (42)          -         973

Net loss for the year ended
  June 30, 1995                -            -              -           -             -       (338)          -       (338)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 1995         -            -      13,600,000     13,600      (12,585)       (380)          -         635

Net loss for the year ended
  June 30, 1996                -            -              -           -             -       (320)          -       (320)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 1996         -            -      13,600,000     13,600      (12,585)       (700)          -         315

Net loss for the year ended
  June 30, 1997                -            -              -           -             -       (314)          -       (314)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 1997         -            -      13,600,000     13,600      (12,585)     (1,014)          -           1

Net loss for the year ended
  June 30, 1998                -            -              -           -             -       (312)          -       (312)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 1998         -            -      13,600,000     13,600      (12,585)     (1,326)          -       (311)

Net loss for the year ended
  June 30, 1999                -            -              -           -             -       (790)          -       (790)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 1999         -            -      13,600,000     13,600      (12,585)     (2,116)          -     (1,101)

Net loss for the year ended
  June 30, 2000                -            -              -           -             -     (1,134)          -     (1,134)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 2000         -            -      13,600,000     13,600      (12,585)     (3,250)          -     (2,235)

Net loss for the year ended
  June 30, 2001                -            -              -           -             -       (947)          -       (947)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 2001         -            -      13,600,000     13,600      (12,585)     (4,197)          -     (3,182)

Contribution of Patent         -            -              -           -        15,000           -          -      15,000

Net loss for the year ended
  June 30, 2002                -            -              -           -             -    (17,524)          -    (17,524)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 2002         -            -      13,600,000     13,600         2,415    (21,721)          -     (5,706)

Net loss for the year ended
  June 30, 2003                -            -              -           -             -    (11,632)          -    (11,632)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 2003         -            -      13,600,000     13,600         2,415    (33,353)          -    (17,338)

Net loss for the year ended
  June 30, 2004                -            -              -           -             -    (11,897)    (1,503)    (13,401)
                          ------     --------      ---------    --------      --------   ---------   --------   ---------
BALANCE, June 30, 2004         -     $      -      13,600,000   $ 13,600      $  2,415   $(45,250)   $(1,503)   $(30,739)
                          ------      -------      ----------    -------       -------    -------    --------   ---------


                                  See accompanying notes to financial statements

                                               RUSSIAN ATHENA, INC.
                                                      (fka Myercom, Inc.
                                                (A Development Stage Company)

                                                   STATEMENTS OF CASH FLOWS
                                        For the years ended June 30, 2004 and 2003, and for the
                                 Period from Inception (April 20, 1994) through June 30, 2004

                                                                                                           CUMULATIVE
                                                                                                         FROM INCEPTION
                                                                                                          (April 20, 1994)
                                                                                                                To
                                                             2004                     2003               June 30, 2004
                                                             ----                     ----               -------------

Cash Flows From Operating Activities:
  Net Income (Loss)                                 $       (11,897)           $      (11,632)         $      (45,250)

    Adjustments to reconcile net loss to net cash
    used for operating activities:
    Contribution of research and development                     --                       --                   15,000
    (Increase) in Prepaid Expenses                              (35)                      --                     (250)
    Increase (decrease) in accounts payable                    (460)                     199                      787
    Increase (decrease) in accrued interest                   1,000                       --                    1,000
    Increase (decrease) in related party payable              4.228                   11,433                   20,533
                                                       ------------               ----------         ----------------

Net Cash Provided (Used) by Operating Activities             (7,165)                      --                   (8,180)

Cash Flows From Investing Activities:

Purchase of Securities                                     (32,967)                       --                  (32,967)
                                                       ------------               ----------        -----------------

Net Cash Provided (Used) by Investing Activities           (32,967)                       --                 (32,967)

Cash Flows From Financing Activities:
   Proceeds from sale of common stock                           --                        --                   1,015
  Proceeds from Note Payable                                50,000                        --                  50,000
                                                       ------------               ----------        -----------------


Net Cash Provided (Used) by Financing Activities            50,000                        --                  51,015

Effect of unrealized gain or loss on
Cash and Cash Equivalents                                   (1,503)                       --                 (1,503)
                                                      -------------               -----------        -----------------

Net Increase (Decrease) in Cash                              8,365                        --                  8,635

Beginning Cash Balance                                         --                         --                     --
                                                   ----------------          ----------------        -----------------

Ending Cash Balance                              $          8,365            $            --         $         8,365
                                                   ================          ================         ===============

Supplemental disclosures
    Cash paid for interest                       $           --              $            --         $         --
    Cash paid for income taxes                                --                          --                   --

    See accompanying notes to financial statements

                                               RUSSIAN ATHENA, INC.
                                                (fka Myercom, Inc.)
                                           [A Development Stage Company]
                                           Notes to Financial Statements
                                                   June 30, 2004

NOTE A   Summary of Significant Accounting Policies

                  Organization

         Russian Athena, Inc. [fka Myercom, Inc.] ("the Company") was organized under the laws of the State of Delaware on April 20, 1994 for the purpose of seeking out business opportunities, including acquisitions. The Company is considered a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7. The Company will be very dependent on the skills, talents and abilities of management to successfully implement its business plan. Since inception, the Company's activities have been limited to organizational matters and development of its business plan. The Company has begun operations in Russia; setting up preliminary operations for their planned bride services there. The Company has, at present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other factors.

         Statement of Cash Flows

         For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. The Company had cash and cash equivalents totaling $8,365 as of June 30, 2004.

         Loss Per Share

         The computation of loss per share is based on the weighted average number of shares outstanding during the period, presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

         Income Taxes

         The Company applies Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes," which requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events, recognized in the financial statements, be measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. (See Note C)

                                               RUSSIAN ATHENA, INC.
                                                (fka Myercom, Inc.)
                                           [A Development Stage Company]
                                           Notes to Financial Statements
                                                   June 30, 2004

NOTE A   Summary of Significant Accounting Policies [continued]

         Revenue Recognition

         The Company recognizes revenues in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition in Financial Statements." SAB 104 clarifies application of U.S. generally accepted accounting principles to revenue transactions. The Company shall recognize revenue from fees as earned, which is when addresses are sold, introductions are made, tours or travel assistance is provided, e-mail forwarding and translation is complete, or other services or products are delivered to the customer. Currently, the Company has no revenue generating operations.

         Use of Estimates in Preparation of Financial Statements

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investments

         The Company's investments comprise money market funds and equity securities. These investments are held in the custody of a major financial institution. At June 30, 2004, the Company's investments were classified as available-for-sale. These investments are recorded in the Balance Sheets at fair value. Unrealized gains and losses on these investments are included as a separate component of accumulated other comprehensive income, net of tax. [See Note F]

         Fair Value Financial Instruments

         The fair values of accounts receivable, prepaid expenses and accounts payable, accrued expenses, and notes payable are estimated to approximate the carrying values at June 30, 2004 due to the short maturities of such instruments.

                                               RUSSIAN ATHENA, INC.
                                                (fka Myercom, Inc.)
                                           [A Development Stage Company]
                                           Notes to Financial Statements
                                                   June 30, 2004

         Recently Enacted Accounting Standards

         In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of SFAS No. 148 are effective for financial statements for fiscal years and interim periods ending after December 15, 2002. The disclosure provisions of SFAS No. 148 have been adopted by the Company (See 1994 Stock Option Plan in Note B).

         SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and
         Equity ("SFAS No. 150") was issued in May 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity in its statement of financial position. The adoption of SFAS No. 150 did not have a material impact on the Company's Consolidated Financial Statements.

         In November 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards Board Interpretation No. ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which requires the guarantor to recognize as a liability the fair value of the obligation at the inception of the guarantee. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. Management believes the Company has no guarantees that are required to be disclosed in the financial statements. The recognition provisions are to be applied on a prospective basis to guarantees issued after December 31, 2002. The adoption of the recognition provisions of FIN 45 did not have a material impact on the Company's financial statements.

         In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin ("ARB") No. 51. FIN No. 46, as revised in December 2003, addresses consolidation by business enterprises of variable interest entities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. FIN No. 46 applies in the first year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN No. 46 did not have a material impact on the Company's financial statements.

                                               RUSSIAN ATHENA, INC.
                                                (fka Myercom, Inc.)
                                           [A Development Stage Company]
                                           Notes to Financial Statements
                                                   June 30, 2004

NOTE B   Stock

         Preferred Stock

         The Company has authorized 1,000,000 shares of preferred stock, $0.001 par value, with such rights, preferences and designations to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2004.

         Common Stock

         The Company has authorized 20,000,000 shares of common stock with a par value of $0.001. On April 20, 1994, in connection with its organization, the Company issued 13,600,000 shares of its previously authorized, but un-issued common stock. The shares were issued for cash of $1,015 (or $0.00007 per share). The shares outstanding have been adjusted for a 13.6 for one forward stock split in fiscal 2002.

         1994 Stock Option Plan

         On April 20, 1994, the Company adopted the 1994 Stock Option Plan. The plan provides for the granting of awards of up to 2,000,000 shares of common stock to officers, directors, employees, advisors, and employees of other companies that do business with the Company as non-qualified and qualified stock options. The Stock Option Committee of the Board of Directors determines the option price, which cannot be less than the fair market value at the date of the grant or 110% of the fair market value if the recipient of the grant holds 10% or more of the Company's common stock. The price per share of shares subject to a Non-Qualifies option cannot be less than 85% of the fair market value. Options granted under the plan will typically expire ten years from the date of the grant (five years if the recipient of the grant holds 10% or more of the Company's common stock on the date of the grant) or three months after termination of employment. As of June 30, 2004, no options have been granted.

                                               RUSSIAN ATHENA, INC.
                                                (fka Myercom, Inc.)
                                           [A Development Stage Company]
                                           Notes to Financial Statements
                                                   June 30, 2004

NOTE C   Accounting for Income Taxes

         No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since Inception. Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is currently not likely that the Company will be sufficiently profitable in the near future to take advantage of the losses.

         Deferred Tax Assets                                                  Balance        Tax        Rate

                  Federal Loss carryforward (expires through 2024)            47,292        7,094         15%
                  Valuation Allowance                                                     (7,094)
                                                                                          -------
                  Deferred Tax Asset                                                          --
                                                                                     ------------

         The allowance has increased $2,091 from $5,003 as of June 30, 2004.

NOTE D   Liquidity

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has accumulated losses since Inception totaling $46,754, and has no operations as of June 30, 2004. Further, the Company has current liabilities in excess of current assets. Financing for the Company's limited activities, to date, have been provided primarily by the issuance of stock and by advances from a related party, or shareholders. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

         Management is proposing to raise any necessary additional funds, not provided by operation, through loans or through additional sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE E   Related Party Transactions

         Management Compensation

         For years ended June 30, 2004 and 2003, the Company did not pay any compensation to any officer or director of the Company.

                                               RUSSIAN ATHENA, INC.
                                                (fka Myercom, Inc.)
                                           [A Development Stage Company]
                                           Notes to Financial Statements
                                                   June 30, 2004

NOTE E   Related Party Transactions [continued]

         Office Space

         The Company has not had a need to rent office space in the U.S. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

         Shareholder Loan

         During the years ended June 30, 2004 and 2003, an officer/shareholder of the Company directly paid expenses totaling $4,228 and $11,434 on behalf of the Company. At June 30, 2004, the Company owed the shareholder $20,533. No interest is being accrued on the payable.

         Note Payable

         In March 2004, the Company received loan proceeds from a lender who is controlled by an officer/shareholder of the Company. As of June 30, 2004, the Company owed the related party $50,000 in principal on the note and $1,000 in accrued interest. The Company issued a convertible promissory note in the amount of $50,000. The lender has the right, at maturity (July 1, 2005), to convert the principal sum and all accrued interest into a number of shares of common stock of the Company at a price of $.01 per share, or book value per share, which ever is lower. The following summarizes the Company's indebtedness as of June 30, 2004:

         Convertible Promissory Note, interest at 8%, payable in
         Lump sum payment, originally due July 1, 2005           $        50,000

                                    Total                        $        50,000
                                                                 ---------------

NOTE F   Marketable Securities

         The components of Marketable Securities are as follows:
                                                                                                      Available
                                                             Unrealized    Unrealized    Recorded     for Sale
                                               Cost Basis       Gains        Losses        Basis     Securities
         Common Stock & Equivalents                 34,470            --      (1,503)       32,967       32,967
                                               -----------   -----------  -----------   ----------   ----------

                  Totals                            34,370            --      (1,503)       32,967       32,967
                                               -----------   -----------  -----------   ----------   ----------




                                                    RUSSIAN ATHENA, INC.
                                                     (fka MYERCOM, INC.)
                                                (A Development Stage Company)

                                                           ASSETS


                                                                                   June 30,          September 30,
                                                                                     2004                2003
CURRENT ASSETS
     Cash and Cash Equivalents                                                $          8,365      $      3,777
      Deposit                                                                              250               250
     Accounts receivable                                                                    --                57
     Marketable Securities [Note F]                                                     32,966            26,829
                                                                              ----------------      ------------

     Total Current Assets                                                     $         41,581      $     30,913

Property and equipment, net                                                                 --             3,393
                                                                              ----------------      ------------

     TOTAL ASSETS                                                             $         41,581      $     34,306
                                                                              ================      ============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                         $            787      $      1,712
     Accrued Interest [Note E]                                                           1,000             2,000
     Shareholder loan [Note E]                                                          20,533            23,276
     Note Payable [Note E]                                                              50,000            50,000
                                                                              ----------------      ------------

     Total Current Liabilities                                                          72,320            76,988
                                                                              ----------------      ------------

STOCKHOLDERS' EQUITY
     Preferred Stock, $0.001 par value; 1,000,000 shares
       authorized; no shares issued and outstanding                           $             --      $         --

     Common Stock, $0.001 par value; 20,000,000 shares
       authorized; 13,600,000 shares issued and outstanding                             13,600            13,600

Additional paid in capital                                                               2,415             2,415
Deficit accumulated during the development stage                                      (45,251)          (56,792)
Accumulated unrealized gains (losses)                                                  (1,503)           (1,905)

Total Stockholders' Equity                                                            (30,739)          (42,682)
                                                                              ----------------      ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         41,581            34,306
                                                                              ================      ============







                                  See accompanying notes to financial statements



                                               RUSSIAN ATHENA, INC.
                                                     (fka Myercom, Inc.
                                                (A Development Stage Company)

                                                  STATEMENTS OF OPERATIONS
                             For the three months ended  September  30, 2004 and
                              2003, and for the Period from Inception (April 20,
                              1994) through September 30, 2004


                                                                                               CUMULATIVE
                                                                     FOR THE THREE         FROM INCEPTION
                                                                    MONTHS ENDED         (April 20, 1994)
                                                                     September 30,               To
                                                        2004                     2003         September 30, 2004
                                                     ----                     ----            ------------------

REVENUES                                    $             57       $             --           $            57

General and Administrative                            11,247                  1,745                    56,272
                                            ----------------       ----------------           ---------------

Net Income (Loss) from operations                   (11,190)                  1,741                  (56,215)

Other Income (Expenses)
    Interest Income                                       4                     --                        4
      Interest Expense                               (1,000)                    --                   (2,000)
     Dividend Income                                    649                     --                     1,419

  Total Other Income (Expense)                         (351)                    --                      (577)
                                            ----------------        ---------------           --------------


Net Income (Loss) Before Taxes                      (11,541)                (1,745)                  (56,792)

 Provision for Income Taxes                              --                     --                        --
                                           ---------------           -------------           ----------------
--

Net Income                                          (11,541)                (1,745)                  (56,792)
                                            ================       ================           ===============

Other Comprehensive Income (Loss)
Unrealized Gain (Loss) on Securities [Note F]          (402)                                        (1,905)
--                                          ----------------

Total Comprehensive Income                          (11,943)                (1,745)                  (58,697)
                                            ================       ================           ===============

Income (Loss) Per Share                     $         (0.01)       $         (0.00)           $        (0.01)
                                            ================       ================           ===============

Weighted Average Shares                           13,600,000             13,600,000                13,600,000
                                            ----------------       ----------------           ---------------











                                  See accompanying Notes to Financial Statements


                                               RUSSIAN ATHENA, INC.
                                                     (fka Myercom, Inc.
                                                (A Development Stage Company)

                                                  STATEMENTS OF CASH FLOWS
                             For the three months ended  September  30, 2004 and
                              2003, and for the Period from Inception (April 20,
                              1994) through September 30, 2004

                                                                                         CUMULATIVE
                                                           FOR THE THREE                FROM INCEPTION
                                                               MONTHS ENDED            (April 20, 1994)
                                                              September 30,                      To
                                                 2004                     2003        September 30, 2004
                                                ----                     ----            ------------------

Cash Flows From Operating Activities:
               Net Income (Loss)      $       (11,541)           $       (1,745)          $     (56,792)

   Adjustments to reconcile net loss to
    net   cash   used   for    operating
    activities:
    Increase in accounts receivable              (57)                         --                   (57)
    Contribution of research and development      --                          --                15,000
   (Increase) in Prepaid Expenses                 --                          --                 (250)
   Increase (decrease) in accounts payable        925                         --                1,712
   Increase (decrease) in accrued interest      1,000                         --                2,000
   Increase (decrease) in related party payable 2,743                    (1,745)               23,276
                                              -------             --------------        -------------

Net Cash Provided (Used) by
       Operating Activities                   (6,930)                         --              (15,611)

Cash Flows From Investing Activities:
    Purchase of Furniture and Equipment       (3,393)                         --               (3,393)
    Purchase of Securities                        --                          --              (32,967)
    Sale of Securities                         6,137                          --                6,137
                                       -------------              --------------        -------------


Net Cash Provided (Used) by
 Investing Activities                          2,744                          --             (30,223)

Cash Flows From Financing Activities:
   Proceeds from sale of common stock             --                          --               1,015
    Proceeds from Note Payable                    --                          --              50,000
                                       -------------             ---------------      --------------


Net Cash Provided (Used) by
 Financing Activities                            --                           --              51,015

Effect of unrealized gain or loss on
Cash and Cash Equivalents                     (402)                           --             (1,905)

Net Increase (Decrease) in Cash             (4,588)                           --              3,777

Beginning Cash Balance                       8,365                           --                  --
                                  ----------------              ----------------     --------------

Ending Cash Balance               $          3,777             $             --     $         3,777
                                  ================             ================     ===============

Supplemental disclosures
       Cash paid for interest      $           --             $              --     $           --
         Cash paid for income taxes            --                            --                 --

             See   accompanying  notes  to  financial   statements

                                            RUSSIAN ATHENA, INC.
                                               (fka Myercom, Inc.)
                                          [A Development Stage Company]
                                          Notes to Financial Statements
                                               September 30, 2004

NOTE A   Summary of Significant Accounting Policies

                  Organization

         Russian Athena, Inc. [fka Myercom, Inc.] ("the Company") was organized under the laws of the State of Delaware on April 20, 1994 for the purpose of seeking out business opportunities, including acquisitions. The Company is considered a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7. The Company will be very dependent on the skills, talents and abilities of management to successfully implement its business plan. Since inception, the Company's activities have been limited to organizational matters and development of its business plan. The Company has begun operations in Russia; setting up preliminary operations for their planned bride services there. The Company has, at present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other factors.

         Statement of Cash Flows

         For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. The Company had cash and cash equivalents totaling $3,777 as of September 30, 2004.

         Loss Per Share

         The computation of loss per share is based on the weighted average number of shares outstanding during the period, presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

         Income Taxes

         The Company applies Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes," which requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events, recognized in the financial statements, be measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. (See Note C)

NOTE A   Summary of Significant Accounting Policies [continued]

         Revenue Recognition

         The Company recognizes revenues in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition in Financial Statements." SAB 104 clarifies application of U.S. generally accepted accounting principles to revenue transactions. The Company shall recognize revenue from fees as earned, which is when addresses are sold, introductions are made, tours or travel assistance is provided, e-mail forwarding and translation is complete, or other services or products are delivered to the customer. Currently, the Company has no revenue generating operations.

         Use of Estimates in Preparation of Financial Statements

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investments

         The Company's investments comprise money market funds and equity securities. These investments are held in the custody of a major financial institution. At September 30, 2004, the Company's investments were classified as available-for-sale. These investments are recorded in the Balance Sheets at fair value. Unrealized gains and losses on these investments are included as a separate component of accumulated other comprehensive income, net of tax. [See Note F]

         Fair Value Financial Instruments

         The fair values of accounts receivable, prepaid expenses and accounts payable, accrued expenses, and notes payable are estimated to approximate the carrying values at June 30, 2004 due to the short maturities of such instruments.

         Furniture and Equipment

         All furniture and equipment was purchased at the end of the quarter and depreciation is not material.

         Recently Enacted Accounting Standards

         In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of SFAS No. 148 are effective for financial statements for fiscal years and interim periods ending after December 15, 2002. The disclosure provisions of SFAS No. 148 have been adopted by the Company (See 1994 Stock Option Plan in Note B).

         SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and
         Equity ("SFAS No. 150") was issued in May 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity in its statement of financial position. The adoption of SFAS No. 150 did not have a material impact on the Company's Consolidated Financial Statements.

         In November 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards Board Interpretation No. ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which requires the guarantor to recognize as a liability the fair value of the obligation at the inception of the guarantee. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. Management believes the Company has no guarantees that are required to be disclosed in the financial statements. The recognition provisions are to be applied on a prospective basis to guarantees issued after December 31, 2002. The adoption of the recognition provisions of FIN 45 did not have a material impact on the Company's financial statements.

         In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin ("ARB") No. 51. FIN No. 46, as revised in December 2003, addresses consolidation by business enterprises of variable interest entities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. FIN No. 46 applies in the first year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN No. 46 did not have a material impact on the Company's financial statements.

NOTE B   Stock

         Preferred Stock

         The Company has authorized 1,000,000 shares of preferred stock, $0.001 par value, with such rights, preferences and designations to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at September 30, 2004.

         Common Stock

         The Company has authorized 20,000,000 shares of common stock with a par value of $0.001. On April 20, 1994, in connection with its organization, the Company issued 13,600,000 shares of its previously authorized, but un-issued common stock. The shares were issued for cash of $1,015 (or $0.00007 per share). The shares outstanding have been adjusted for a 13.6 for one forward stock split in fiscal 2002.

         1994 Stock Option Plan

         On April 20, 1994, the Company adopted the 1994 Stock Option Plan. The plan provides for the granting of awards of up to 2,000,000 shares of common stock to officers, directors, employees, advisors, and employees of other companies that do business with the Company as non-qualified and qualified stock options. The Stock Option Committee of the Board of Directors determines the option price, which cannot be less than the fair market value at the date of the grant or 110% of the fair market value if the recipient of the grant holds 10% or more of the Company's common stock. The price per share of shares subject to a Non-Qualifies option cannot be less than 85% of the fair market value. Options granted under the plan will typically expire ten years from the date of the grant (five years if the recipient of the grant holds 10% or more of the Company's common stock on the date of the grant) or three months after termination of employment. As of September 30, 2004, no options have been granted.

NOTE C   Accounting for Income Taxes

         No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since Inception. Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is currently not likely that the Company will be sufficiently profitable in the near future to take advantage of the losses.

         Deferred Tax Assets                                                  Balance        Tax        Rate

                  Federal Loss carryforward (expires through 2024)            58,833        8,824         15%
                  Valuation Allowance                                             --      (8,824)          --
                                                                            --------      -------    --------
                  Deferred Tax Asset                                              --           --          --
                                                                            ========      =======    ========

         The allowance has increased $1,730 from $7,094 as of June 30, 2004.

NOTE D   Liquidity

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has accumulated losses since Inception totaling $58,697, and has limited operations as of September 30, 2004. Further, the Company has current liabilities in excess of current assets. Financing for the Company's limited activities, to date, have been provided primarily by the issuance of stock and by advances from a related party, or shareholders. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

         Management is proposing to raise any necessary additional funds, not provided by operation, through loans or through additional sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE E   Related Party Transactions

         Management Compensation

         For the quarters ended September 30, 2004 and 2003, the Company did not pay any compensation to any officer or director of the Company.

         Office Space

         The Company has not had a need to rent office space in the U.S. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

         Shareholder Loan

         During the three months ended September 30, 2004 and 2003, an officer/shareholder of the Company directly paid expenses totaling $3,243 and $1,745 on behalf of the Company. At September 30, 2004, the Company owed the shareholder $23,771. No interest is being accrued on the payable.

         Note Payable

         In March 2004, the Company received loan proceeds from a lender who is controlled by an officer/shareholder of the Company. As of September 30, 2004, the Company owed the related party $50,000 in principal on the note and $2,000 in accrued interest. The Company issued a convertible promissory note in the amount of $50,000. The lender has the right, at maturity (July 1, 2005), to convert the principal sum and all accrued interest into a number of shares of common stock of the Company at a price of $.01 per share, or book value per share, which ever is lower. The following summarizes the Company's indebtedness as of September 30, 2004:

         Convertible Promissory Note, interest at 8%,
         payable in lump sum payment, roginally due July 1, 2005  $    50,000
                                                                      ----------
                         Total                                    $    50,000


                                                                      ----------

NOTE F   Marketable Securities

         The components of Marketable Securities are as follows:

                                                                                                      Available
                                                             Unrealized    Unrealized    Recorded     for Sale
                                               Cost Basis       Gains        Losses        Basis     Securities
         Common Stock & Equivalents                 28,734            --      (1,905)       26,829       26,829
                                               -----------   -----------  -----------   ----------   ----------

                  Totals                            28,734            --      (1,905)       26,829       26,829
                                               -----------   -----------  -----------   ----------   ----------


     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Russian Athena. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                   TABLE OF CONTENTS
                                                 Page

Prospectus Summary..........................       2
Risk Factors................................       3
Additional Information......................       4
Dividend Policy.............................       4
Market Price of Common Stock................       5
Plan of Operation...........................       5
Business....................................       6
Management..................................       8
Principal Shareholders......................      12
Selling Stockholders........................      12
Plan of Distribution........................      20
Certain Transactions........................      21
Description of Securities...................      21
Interest of Named Experts and Counsel.....22
Experts.....................................      22
Indemnification.............................      23
Changes in And Disagreements with
  Accountants...............................      23
Financial Statements........................      24







                 RUSSIAN ATHENA, INC.





                   13,600,000 SHARES






                      PROSPECTUS







                   December __, 2004

                                             RUSSIAN ATHENA, INC.
                                                    PART II


Item 24.    Indemnification of Directors and Officers.

            Russian Athena has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Russian Athena's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Russian Athena or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Russian Athena or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Russian Athena or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Russian Athena where indemnification will be required or permitted. Russian Athena is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.       Other Expenses of Issuance and Distribution. (all to be paid by Russian Athena)

               Filing fee under the Securities Act of 1933             $          340.00
               Printing and engraving(1)                               $          300.00
               Legal Fees                                              $          500.00
               Blue Sky Fees                                           $        1,200.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous(1)                                        $          160.00

               TOTAL                                                   $        8,000.00


(1)      Estimates

Item 26. Recent Sales of Unregistered Securities.

         None.


Item 27.    Exhibits and Financial Schedules

3.          Certificate of Incorporation and Bylaws

            3.1.      Articles of Incorporation(1)
            3.2       Articles of Amendment (name change to Myercom, Inc.)(1)
            3.3       Bylaws(1)
            3.4       Articles of Amendment (name change to Russian Athena,
                         Inc.)(5)

5.          Opinion of Hand & Hand as to legality of securities being
                registered.(5)

10.         Material Contracts

            10.1       Stock Option Plan.(1)
            10.2      Patent Assignment to Russian Athena from eSat, Inc.(3)
            10.3       Promissory Note to Arrakis Select.(5)

16.         Changes in and Disagreements with Accountants

            16.1      Letter from Thurman, Shaw & Co., LC.(2)
            16.2      Letter from Pritchett, Siler & Hardy, P.C. .(4)

21.         Subsidiaries of the small business  issuer-Russkaya  Afina, a
                Russian corporation,  doing business   under that name.

23.         Consents of Experts and Counsel

            23.1      Consent of Mantyla McReynolds, P.C.(3)
            23.2      Consent of Hand & Hand included in Exhibit 5 hereto

          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
          (b) Financial Statement Schedules

          All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1) Incorporated by reference to such exhibit as filed with Russian Athena's registration statement on Form 10-SB, file number 0-27799, filed on October 25, 1999.
(2) Incorporated by reference to such exhibit as filed with Russian Athena's Current Report on Form 8-K dated September 7, 2001.
(3)       Filed with Original registration statement.
(4) Incorporated by reference to such exhibit as filed with the Current Report on Form 8-K dated June 8, 2004.
(5)       Filed herewith

Item 28.  Undertakings.

          (a)     The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually
or  together   represent  a  fundamental   change  in  the  information  in  the
registration statement;

          (iii) Include any material or changed information the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3)  File  a  post   effective   amendment   to  remove   from
registration any of the securities that remain unsold at the end of the offering.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on November 30, 2004.

                                                     RUSSIAN ATHENA, INC.



                                                      By:  /s/ Jehu Hand
                                                           Jehu Hand
                                                           President

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on November 30, 2004.


By:     /s/ Jehu Hand                   President, Chief Financial Officer and
        Jehu Hand                      Director (principal executive, accounting
                                                         and financial officer)